Exhibit 99.1
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PROXY CBB BANCORP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBB BANCORP FOR THE 2024 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, JULY 9, 2024 The shareholder(s) hereby appoint(s) Richard Drews and David Caswell, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBB Bancorp that the shareholders are entitled to vote at the Special Meeting of Shareholders to be held at Home2 Suites, 1320 E. Main Street, Cartersville, GA 30120, on Tuesday, July 9, 2024 at 2:00 p.m. E.T. and any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on Tuesday, July 9, 2024: The Proxy Statement/Prospectus is available at: http://www.viewproxy.com/CBB/2024SM

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Please mark your votes like this ☒ The Board of Directors of CBB Bancorp recommends you vote “FOR” Proposal 1 and “FOR” Proposal 2. Proposal 1. To approve the Agreement and Plan of Merger, dated as of February 27, 2024, by and between Southern States Bancshares, Inc. (“Southern States”) and CBB Bancorp (“CBB”) (the “merger agreement”) and the transactions contemplated by the merger agreement, including the merger of CBB with and into Southern States (the “merger”), with Southern States surviving the merger, and the cancellation of each outstanding share of CBB common stock, par value $0.01 per share, other than any dissenting shares and excluded shares, in exchange for the right to receive 1.550 shares of Southern States common stock, par value $5.00 per share, or $45.63 per share in cash, subject to certain limitations and any adjustments set forth in the merger Proposal 2. To grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger. FOR ☐ AGAINST ☐ ABSTAIN ☐ agreement. Note: To transact such other business as may properly come before the FOR ☐ AGAINST ☐ ABSTAIN ☐ meeting as determined in the discretion of the proxies. I plan on attending the meeting ☐ DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ CONTROL NUMBER Date Signature Signature (Joint Owners) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Go to www.AALvote.com/CBB Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.